News

DENBURY RESOURCES REPORTS SECOND QUARTER 2019 RESULTS,
ACHIEVES RECORD PRODUCTION VOLUMES AT BELL CREEK

PLANO, TX – August 7, 2019 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced net income of $147 million, or $0.32 per diluted share, for the second quarter of 2019. Adjusted net income(1) (a non-GAAP measure) was $59 million, or $0.13(1)(2) per diluted share, with the difference from GAAP net income primarily due to a $100 million noncash gain on debt extinguishment ($78 million after tax) and a $26 million gain from noncash fair value adjustments ($20 million after tax) on the Company’s commodity derivative positions (see reconciliation of GAAP and non-GAAP measures in tables beginning on page 9 of this press release).

SECOND QUARTER AND RECENT HIGHLIGHTS

•	Production of 59,719 barrels of oil equivalent (“BOE”) per day (“BOE/d”), up 1% from 1Q 2019

•	Strong production response from Bell Creek Phase Five CO2 flood expansion; Bell Creek production up nearly 50% from 2Q 2018 and 28% from 1Q 2019

•	Generated Adjusted EBITDAX(1) of $169 million, the highest quarterly level since 3Q 2015

•	Reduced combined lease operating expenses and general and administrative expenses by nearly $9 million from 1Q 2019

•	Generated cash flow from operations of $149 million and free cash flow(1) of $38 million after considering development capital expenditures, capitalized interest and interest treated as debt reduction

•
Significantly improved debt maturity profile through exchanges that reduced the principal balance of senior subordinated notes by $120 million and extended the maturities of an additional $348 million of those notes to 2024

•	Entered into new contracts of $38 million for Houston acreage sales, bringing total value to date of acreage closed or under contract to $52 million

•	Completed sale of Citronelle Field for $10 million on July 1, 2019

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using weighted average diluted shares outstanding of 467.4 million, 455.5 million, and 457.2 million for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

SELECTED QUARTERLY COMPARATIVE DATA

	Quarter Ended
(in millions, except per-share and per-unit data)	June 30, 2019	March 31, 2019	June 30, 2018
Net income (loss)	$147	$(26)	$30
Adjusted net income(1) (non-GAAP measure)	59	45	61
Adjusted EBITDAX(1) (non-GAAP measure)	169	138	153
Net income (loss) per diluted share	0.32	(0.06)	0.07
Adjusted net income per diluted share(1)(2) (non-GAAP measure)	0.13	0.10	0.13
Cash flows from operations	149	64	154
Adjusted cash flows from operations less special items(1) (non-GAAP measure)	145	120	134
Development capital expenditures	77	61	82

Oil, natural gas, and related product sales	$330	$295	$376
CO2, purchased oil sales and other	13	10	11
Total revenues and other income	$343	$305	$387

Receipt (payment) on settlements of commodity derivatives	$(2)	$8	$(55)

Average realized oil price per barrel (excluding derivative settlements)	$62.22	$56.50	$68.24
Average realized oil price per barrel (including derivative settlements)	61.92	58.09	58.23

Total production (BOE/d)	59,719	59,218	61,994
Total continuing production (BOE/d)(3)	59,313	58,762	61,159

MANAGEMENT COMMENT

Chris Kendall, Denbury’s President and CEO, commented, “Denbury performed extremely well on our key priorities in the second quarter. Thanks to the efforts of our team members across the business, every facet of execution was superb, and I am proud of our sustained HSE performance, disciplined capital allocation, reduced operating and G&A costs, and production outperformance led by record levels at Bell Creek. Further, due to our robust first half 2019 production and expectations for the remainder of the year, we have decided to increase the mid-point of our previously announced production guidance. Our well-positioned portfolio of assets and high quality, oil-levered production delivered strong price realizations, and when combined with reduced costs led to our highest quarterly EBITDAX level in nearly four years. Denbury’s sustained ability to generate free cash flow continues to be a distinguishing characteristic, giving us meaningful capacity to reduce debt. We made significant progress on improving our balance sheet through an exchange that substantially reduced our 2021 and 2022 subordinated debt maturities, and we are nearly complete with the mainline pipe procurement for our cornerstone Cedar Creek Anticline EOR development, remaining on track with our milestone for first CO2 injection by early 2021.

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using weighted average diluted shares outstanding of 467.4 million, 455.5 million, and 457.2 million for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

(3)	Continuing production excludes production from Citronelle Field sold on July 1, 2019 and production from Lockhart Crossing Field sold in the third quarter of 2018.

“Denbury’s leadership in CO2 enhanced oil recovery is significant, considering the growing movement to address CO2 emissions. Our current operations annually utilize more than 3 million tons of industrial sourced CO2 that could otherwise have been emitted into the atmosphere, a remarkable figure that we expect will continue to grow over time. Denbury’s oil fields, pipeline infrastructure, and both surface and subsurface CO2 management expertise position us well to be the leader in the effort to capture, transport and utilize CO2. I am excited about where the Company is today and even more excited about the opportunities for the future.”

REVIEW OF OPERATING AND FINANCIAL RESULTS

Denbury’s production averaged 59,719 BOE/d during second quarter 2019, an increase of 1% on a sequential-quarter basis. Total continuing production, which excludes Citronelle Field sold July 1, 2019, was 59,313 BOE/d, a decrease of 3% compared to continuing production in the prior-year second quarter. Continuing production from tertiary oil production increased 4% sequentially and 1% from the prior-year second quarter, driven primarily by increased production from Bell Creek’s phase five development. Further production information is provided on page 15 of this press release.

Denbury’s average realized oil price, excluding derivative contracts, was $62.22 per barrel (“Bbl”) in second quarter 2019, compared to $56.50 per Bbl in the prior quarter, and $68.24 per Bbl in second quarter 2018. Including derivative settlements, Denbury’s average realized oil price was $61.92 per Bbl in second quarter 2019, compared to $58.09 per Bbl in the prior quarter, and $58.23 per Bbl in second quarter 2018.

The Company’s average realized oil price during the second quarter 2019 was $2.35 per Bbl above NYMEX WTI oil prices, compared to $1.63 per Bbl above NYMEX WTI in the prior quarter, and $0.39 per Bbl above NYMEX WTI in second quarter 2018. The differential improvement over second quarter 2018 was due primarily to strengthening in Gulf Coast premium prices, which represents approximately 60% of the Company’s crude oil production.

Total lease operating expenses in second quarter 2019 were $118 million, or $21.70 per BOE, a decrease of $7 million, or 6%, on an absolute-dollar basis compared to the prior quarter, primarily impacted by lower CO2 expense, lower power and fuel costs, and reduced workover expense. When compared to second quarter 2018, lease operating expenses decreased $2 million, or 2%, on an absolute-dollar basis, primarily impacted by lower CO2 expense, lower power and fuel costs, and the reduction in costs from Lockhart Crossing Field, which was sold in the third quarter of 2018.

General and administrative expenses were $18 million in second quarter 2019, a $1 million decrease from the prior quarter, and a $2 million decrease compared to second quarter 2018, primarily due to downward adjustments in performance-based compensation and the Company’s continued focus on cost reduction.

The Company recorded a $100 million noncash gain on debt extinguishment (net of transaction costs) during second quarter 2019 as part of a series of debt exchanges, representing a net discount on the newly issued notes – see Recent Debt Transactions and Bank Credit Facility below.

Interest expense, net of capitalized interest, totaled $20 million in second quarter 2019, a $3 million increase from the prior quarter and an increase of $4 million compared to second quarter 2018. The sequential increase was primarily due to lower capitalized interest, and the increase from the prior year was primarily due to an increase in the weighted-average interest rate associated with the issuance in August 2018 of 7½% Senior Secured Second Lien Notes due 2024. Interest expense includes the amortization of discounts of approximately $0.5 million during second quarter 2019 and excludes approximately $21 million and $22 million in the second quarters of 2019 and 2018, respectively, of interest recorded as a reduction of debt for financial reporting purposes and not as interest expense, due to the accounting associated with debt exchange transactions. A schedule detailing the components of interest expense is included on page 17 of this press release.

Depletion, depreciation, and amortization (“DD&A”) was $58 million during second quarter 2019, compared to $53 million in second quarter 2018 and $57 million in first quarter 2019. The sequential-quarter and prior-year increases were due primarily to an increase in depletable costs.

Denbury’s effective tax rate for the second quarter 2019 was approximately 31%, higher than the Company’s estimated statutory rate of 25% due primarily to a valuation allowance applied against a portion of the Company’s business interest expense deduction that it estimates will be disallowed in the current year as a result of limitations enacted under the Tax Cuts and Jobs Act. As a result of this, the Company currently expects that its effective tax rate for the remainder of 2019 will be approximately 30%, depending in part on taxable income.

RECENT DEBT TRANSACTIONS AND BANK CREDIT FACILITY

During June 2019, Denbury closed a series of debt exchanges to extend the maturities of its long-term debt and reduce the Company’s debt principal. As part of these transactions, the Company exchanged a total of $468 million aggregate principal amount of then existing senior subordinated notes for $103 million aggregate principal amount of new 7¾% Senior Secured Second Lien Notes due 2024 (the “7¾% Senior Secured Notes”), $246 million aggregate principal amount of new 6⅜% Convertible Senior Notes due 2024 (the “2024 Convertible Senior Notes”) and $120 million of cash on hand. The exchanged subordinated notes consisted of $152 million aggregate principal amount of 6⅜% Senior Subordinated Notes due 2021, $220 million aggregate principal amount of 5½% Senior Subordinated Notes due 2022 and $96 million aggregate principal amount of 4⅝% Senior Subordinated Notes due 2023. In addition, as part of creating a more liquid series of secured second lien debt due in 2024, in June and July 2019, the Company also exchanged $429 million of 7½% Senior Secured Second Lien Notes due 2024 for roughly the same amount of 7¾% Senior Secured Notes. The 7¾% Senior Secured Notes and 2024 Convertible Senior Notes were recorded on the Company’s balance sheet at discounts to their principal amounts of $30 million and $80 million, respectively, which will be amortized as interest expense over the terms of these notes.

As of June 30, 2019, the Company had $80 million of outstanding borrowings on its $615 million senior secured bank credit facility, compared to no outstanding borrowings as of December 31, 2018 and March 31, 2019, leaving $480 million of liquidity available after consideration of $55 million of currently outstanding letters of credit.

2019 CAPITAL BUDGET, ESTIMATED PRODUCTION AND CITRONELLE FIELD SALE

The Company’s 2019 capital budget, excluding acquisitions and capitalized interest, remains unchanged from the previously estimated range of approximately $240 million to $260 million. The capital budget consists of approximately $200 million for tertiary and non-tertiary field investments and CO2 supply, plus approximately $50 million of estimated capitalized costs (including capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs). Of this combined capital expenditure amount, approximately $138 million (55%) has been incurred through the second quarter 2019, which is significantly less than cash flow from operations.

Based on the Company’s strong production performance during the first half of 2019 and expectations for the remainder of 2019, the Company increased the mid-point of its production guidance range to 58,250 BOE/d, from the previous mid-point of 58,000 BOE/d, and tightened its 2019 estimated production guidance range to 57,000 – 59,500 BOE/d (after adjusting approximately 400 BOE/d of estimated production for the second half of 2019 for the sale of Citronelle Field), from the previous estimate of 56,000 – 60,000 BOE/d.

On July 1, 2019, Denbury completed the sale of Citronelle Field for $10 million, while eliminating a similar amount of discounted future abandonment costs. For the first six months of 2019, Citronelle Field produced approximately 400 BOE/d, and had one of the Company’s highest per-unit operating costs.

CONFERENCE CALL AND CONFERENCE ATTENDANCE

Denbury management will host a conference call to review and discuss second quarter 2019 financial and operating results, as well as financial and operating guidance for 2019, today, Wednesday, August 7, at 10:00 A.M. (Central). Additionally, Denbury will post presentation materials on its website which will be referenced during the conference call. Individuals who would like to participate should dial

800.230.1093 or 612.332.0226 ten minutes before the scheduled start time. To access a live webcast of the conference call and accompanying slide presentation, please visit the investor relations section of the Company’s website at www.denbury.com. The webcast will be archived on the website, and a telephonic replay will be accessible for at least one month after the call by dialing 800.475.6701 or 320.365.3844 and entering confirmation number 426564.

Chris Kendall, President and Chief Executive Officer, will present at EnerCom’s The Oil & Gas Conference on Tuesday, August 13, 2019, at 8:25 A.M. (Mountain Time). An updated corporate presentation for the conference will be posted to the Company’s website the morning of Tuesday, August 13, 2019, and a link to the live webcast of the presentation will be available in the investor relations section of the Company’s website at www.denbury.com.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com.

# # #

DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383

FINANCIAL AND STATISTICAL DATA TABLES AND RECONCILIATION SCHEDULES

Following are unaudited financial highlights for the comparative three and six-month periods ended June 30, 2019 and 2018 and the three-month period ended March 31, 2019. All production volumes and dollars are expressed on a net revenue interest basis with gas volumes converted to equivalent barrels at 6:1.

DENBURY RESOURCES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following information is based on GAAP reported earnings (along with additional required disclosures) included or to be included in the Company’s periodic reports:

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
In thousands, except per-share data	2019	2018	2019	2019	2018
Revenues and other income
Oil sales	$328,571	$373,286	$291,965	$620,536	$710,692
Natural gas sales	1,850	2,279	2,612	4,462	4,894
CO2 sales and transportation fees	7,986	6,715	8,570	16,556	14,267
Purchased oil sales	2,591	346	215	2,806	1,403
Other income	2,367	4,437	2,090	4,457	9,041
Total revenues and other income	343,365	387,063	305,452	648,817	740,297
Expenses
Lease operating expenses	117,932	120,384	125,423	243,355	238,740
Transportation and marketing expenses	11,236	10,062	10,773	22,009	20,555
CO2 discovery and operating expenses	581	500	556	1,137	962
Taxes other than income	25,517	27,234	23,785	49,302	54,553
Purchased oil expenses	2,564	289	213	2,777	1,162
General and administrative expenses	17,506	19,412	18,925	36,431	39,644
Interest, net of amounts capitalized of $8,238, $8,851, $10,534, $18,772 and $17,303, respectively	20,416	16,208	17,398	37,814	33,447
Depletion, depreciation, and amortization	58,264	52,944	57,297	115,561	105,395
Commodity derivatives expense (income)	(24,760)	96,199	83,377	58,617	145,024
Gain on debt extinguishment	(100,346)	—	—	(100,346)	—
Other expenses	2,386	4,178	4,138	6,524	7,564
Total expenses	131,296	347,410	341,885	473,181	647,046
Income (loss) before income taxes	212,069	39,653	(36,433)	175,636	93,251
Income tax provision (benefit)
Current income taxes	3,354	(754)	(1,281)	2,073	(1,786)
Deferred income taxes	62,023	10,185	(9,478)	52,545	25,237
Net income (loss)	$146,692	$30,222	$(25,674)	$121,018	$69,800

Net income (loss) per common share
Basic	$0.32	$0.07	$(0.06)	$0.27	$0.17
Diluted	$0.32	$0.07	$(0.06)	$0.26	$0.15

Weighted average common shares outstanding
Basic	452,612	433,467	451,720	452,169	413,217
Diluted	467,427	457,165	451,720	461,460	454,466

DENBURY RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,
In thousands	2019	2018
Cash flows from operating activities
Net income	$121,018	$69,800
Adjustments to reconcile net income to cash flows from operating activities
Depletion, depreciation, and amortization	115,561	105,395
Deferred income taxes	52,545	25,237
Stock-based compensation	6,865	5,152
Commodity derivatives expense	58,617	145,024
Receipt (payment) on settlements of commodity derivatives	6,657	(88,127)
Gain on debt extinguishment	(100,346)	—
Debt issuance costs and discounts	2,901	2,268
Other, net	(57)	(5,107)
Changes in assets and liabilities, net of effects from acquisitions
Accrued production receivable	(9,909)	(17,385)
Trade and other receivables	(271)	(320)
Other current and long-term assets	(3,389)	(5,627)
Accounts payable and accrued liabilities	(33,320)	14,999
Oil and natural gas production payable	1,746	(4,501)
Other liabilities	(5,618)	(1,182)
Net cash provided by operating activities	213,000	245,626

Cash flows from investing activities
Oil and natural gas capital expenditures	(148,254)	(134,458)
Pipelines and plants capital expenditures	(10,591)	(7,882)
Net proceeds from sales of oil and natural gas properties and equipment	431	2,077
Other	(725)	5,365
Net cash used in investing activities	(159,139)	(134,898)

Cash flows from financing activities
Bank repayments	(281,000)	(1,153,653)
Bank borrowings	361,000	1,093,653
Interest payments treated as a reduction of debt	(42,558)	(37,233)
Payments upon settlement of notes exchange	(120,007)	—
Costs of debt financing	(9,332)	—
Pipeline financing and capital lease debt repayments	(7,273)	(12,625)
Other	12,899	(628)
Net cash used in financing activities	(86,271)	(110,486)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(32,410)	242
Cash, cash equivalents, and restricted cash at beginning of period	54,949	15,992
Cash, cash equivalents, and restricted cash at end of period	$22,539	$16,234

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (loss) (GAAP measure) to adjusted net income (non-GAAP measure)

Adjusted net income is a non-GAAP measure provided as a supplement to present an alternative net income measure which excludes expense and income items (and their related tax effects) not directly related to the Company’s ongoing operations. Management believes that adjusted net income (loss) may be helpful to investors by eliminating the impact of noncash and/or special or unusual items not indicative of the Company’s performance from period to period, and is widely used by the investment community, while also being used by management, in evaluating the comparability of the Company’s ongoing operational results and trends. Adjusted net income should not be considered in isolation, as a substitute for, or more meaningful than, net income or any other measure reported in accordance with GAAP, but rather to provide additional information useful in evaluating the Company’s operational trends and performance.

	Three Months Ended
	June 30,				March 31,
	2019		2018		2019
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss) (GAAP measure)(1)	$146,692	$0.32	$30,222	$0.07	$(25,674)	$(0.06)
Adjustments to reconcile to adjusted net income (non-GAAP measure)
Noncash fair value losses (gains) on commodity derivatives(2)	(26,309)	(0.06)	41,429	0.09	91,583	0.20
Gain on debt extinguishment(3)	(100,346)	(0.21)	—	—	—	—
Other adjustments(4)	1,399	0.00	(26)	0.00	3,055	0.00
Estimated income taxes on above adjustments to net income (loss) and other discrete tax items(5)	37,692	0.08	(10,654)	(0.03)	(23,708)	(0.04)
Adjusted net income (non-GAAP measure)	$59,128	$0.13	$60,971	$0.13	$45,256	$0.10

	Six Months Ended
	June 30,
	2019		2018
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share
Net Income (GAAP measure)(1)	$121,018	$0.26	$69,800	$0.15
Adjustments to reconcile to adjusted net income (non-GAAP measure)
Noncash fair value losses on commodity derivatives(2)	65,274	0.14	56,897	0.13
Gain on debt extinguishment(3)	(100,346)	(0.22)	—	—
Other adjustments(4)	4,454	0.01	2,049	0.00
Estimated income taxes on above adjustments to net income and other discrete tax items(5)	13,984	0.04	(13,794)	(0.03)
Adjusted net income (non-GAAP measure)	$104,384	$0.23	$114,952	$0.25

(1)
Diluted net income per common share includes the impact of potentially dilutive securities including nonvested restricted stock, nonvested performance-based equity awards, and shares into which the Company’s convertible senior notes are convertible. The basic and diluted earnings per share calculations are included on page 10.

(2)	The net change between periods of the fair market values of open commodity derivative positions, excluding the impact of settlements on commodity derivatives during the period.

(3)	Gain on extinguishment related to the Company’s June 2019 debt exchange.

(4)
Other adjustments include (a) $1 million of transaction costs related to the Company’s privately negotiated debt exchanges and <$1 million of costs associated with the helium supply contract ruling during the three months ended June 30, 2019, (b) $3 million gain on land sales, offset by a similar amount of other expense accrued for litigation matters during the three months ended June 30, 2018, and (c) $1 million of expense related to an impairment of assets and <$1 million of costs associated with a helium supply contract court ruling during the three months ended March 31, 2019. The six months ended June 30, 2018 were further impacted by $2 million of transaction costs related to the Company’s privately negotiated debt exchanges during the three months ended March 31, 2018.

(5)
The estimated income tax impacts on adjustments to net income (loss) are generally computed based upon a statutory rate of 25% with the exception of (a) the periodic tax impacts of a shortfall (benefit) on the stock-based compensation deduction which totaled <$1 million and <($1) million during the three months ended June 30, 2019 and June 30, 2018, respectively, and <$1 million and $1 million for the six months ended June 30, 2019 and 2018, respectively, and (b) $22 million of tax expense associated with the gain on debt extinguishment and $9 million of valuation allowances established against a portion of the Company’s business interest expense deduction during the three and six months ended June 30, 2019.

BASIC AND DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended
	June 30,				March 31,
	2019		2018		2019
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Numerator
Net income – basic	$146,692	$0.32	$30,222	$0.07	$(25,674)	$(0.06)
Effect of potentially dilutive securities
Interest on convertible senior notes, net of tax	548	0.00	130	0.00	—	—
Net income – diluted	$147,240	$0.32	$30,352	$0.07	$(25,674)	$(0.06)

Denominator
Weighted average common shares outstanding – basic	452,612		433,467		451,720
Effect of potentially dilutive securities
Restricted stock and performance-based equity awards	2,835		8,586		—
Convertible senior notes(1)	11,980		15,112		—
Weighted average common shares outstanding – diluted	467,427		457,165		451,720

	Six Months Ended
	June 30,
	2019		2018
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share
Numerator
Net income – basic	$121,018	$0.27	$69,800	$0.17
Effect of potentially dilutive securities
Interest on convertible senior notes, net of tax	548	(0.01)	539	(0.02)
Net income – diluted	$121,566	$0.26	$70,339	$0.15

Denominator
Weighted average common shares outstanding – basic	452,169		413,217
Effect of potentially dilutive securities
Restricted stock and performance-based equity awards	3,301		6,877
Convertible senior notes(1)	5,990		34,372
Weighted average common shares outstanding – diluted	461,460		454,466

(1)
For the three and six months ended June 30, 2019, convertible senior notes represent the prorated portion of the approximately 91 million shares of the Company’s common stock issuable upon full conversion of the Company’s convertible senior notes.

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of cash flows from operations (GAAP measure) to adjusted cash flows from operations (non-GAAP measure) to adjusted cash flows from operations less interest treated as debt reduction (non-GAAP measure) and free cash flow (non-GAAP measure)

Adjusted cash flows from operations is a non-GAAP measure that represents cash flows provided by operations before changes in assets and liabilities, as summarized from the Company’s Unaudited Condensed Consolidated Statements of Cash Flows. Adjusted cash flows from operations measures the cash flows earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables. Adjusted cash flows from operations less interest treated as debt reduction is an additional non-GAAP measure that removes interest associated with the Company’s senior secured second lien notes and convertible senior notes not reflected as interest expense for financial reporting purposes and other special items. Free cash flow is a non-GAAP measure that represents adjusted cash flows from operations less interest treated as debt reduction, development capital expenditures and capitalized interest, but before acquisitions. Management believes that it is important to consider these additional measures, along with cash flows from operations, as it believes the non-GAAP measures can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs and related factors, without regard to whether the earned or incurred item was collected or paid during that period.

	Three Months Ended			Six Months Ended
In thousands	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Net income (loss) (GAAP measure)	$146,692	$30,222	$(25,674)	$121,018	$69,800
Adjustments to reconcile to adjusted cash flows from operations
Depletion, depreciation, and amortization	58,264	52,944	57,297	115,561	105,395
Deferred income taxes	62,023	10,185	(9,478)	52,545	25,237
Stock-based compensation	3,602	2,560	3,263	6,865	5,152
Noncash fair value losses (gains) on commodity derivatives	(26,309)	41,429	91,583	65,274	56,897
Gain on debt extinguishment	(100,346)	—	—	(100,346)	—
Other	673	(3,138)	2,171	2,844	(2,839)
Adjusted cash flows from operations (non-GAAP measure)	144,599	134,202	119,162	263,761	259,642
Net change in assets and liabilities relating to operations	4,035	19,797	(54,796)	(50,761)	(14,016)
Cash flows from operations (GAAP measure)	$148,634	$153,999	$64,366	$213,000	$245,626

Adjusted cash flows from operations (non-GAAP measure)	$144,599	$134,202	$119,162	$263,761	$259,642
Interest on notes treated as debt reduction	(21,355)	(21,614)	(21,279)	(42,634)	(43,663)
Adjusted cash flows from operations less interest treated as debt reduction (non-GAAP measure)	123,244	112,588	97,883	221,127	215,979
Development capital expenditures	(76,856)	(81,593)	(61,163)	(138,019)	(129,220)
Capitalized interest	(8,238)	(8,851)	(10,534)	(18,772)	(17,303)
Free cash flow (non-GAAP measure)	$38,150	$22,144	$26,186	$64,336	$69,456

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of commodity derivatives income (expense) (GAAP measure) to noncash fair value gains (losses) on commodity derivatives (non-GAAP measure)

Noncash fair value adjustments on commodity derivatives is a non-GAAP measure and is different from “Commodity derivatives expense (income)” in the Unaudited Condensed Consolidated Statements of Operations in that the noncash fair value gains (losses) on commodity derivatives represents only the net change between periods of the fair market values of open commodity derivative positions, and excludes the impact of settlements on commodity derivatives during the period. Management believes that noncash fair value gains (losses) on commodity derivatives is a useful supplemental disclosure to “Commodity derivatives expense (income)” because the GAAP measure also includes settlements on commodity derivatives during the period; the non-GAAP measure is widely used within the industry and by securities analysts, banks and credit rating agencies in calculating EBITDA and in adjusting net income (loss) to present those measures on a comparative basis across companies, as well as to assess compliance with certain debt covenants.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
In thousands	2019	2018	2019	2019	2018
Receipt (payment) on settlements of commodity derivatives	$(1,549)	$(54,770)	$8,206	$6,657	$(88,127)
Noncash fair value gains (losses) on commodity derivatives (non-GAAP measure)	26,309	(41,429)	(91,583)	(65,274)	(56,897)
Commodity derivatives income (expense) (GAAP measure)	$24,760	$(96,199)	$(83,377)	$(58,617)	$(145,024)

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (loss) (GAAP measure) to Adjusted EBITDAX (non-GAAP measure)

Adjusted EBITDAX is a non-GAAP financial measure which management uses and is calculated based upon (but not identical to) a financial covenant related to “Consolidated EBITDAX” in the Company’s senior secured bank credit facility, which excludes certain items that are included in net income (loss), the most directly comparable GAAP financial measure. Items excluded include interest, income taxes, depletion, depreciation, and amortization, and items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring. Management believes Adjusted EBITDAX may be helpful to investors in order to assess the Company’s operating performance as compared to that of other companies in the industry, without regard to financing methods, capital structure or historical costs basis. It is also commonly used by third parties to assess leverage and the Company’s ability to incur and service debt and fund capital expenditures. Adjusted EBITDAX should not be considered in isolation, as a substitute for, or more meaningful than, net income (loss), cash flow from operations, or any other measure reported in accordance with GAAP. The Company’s Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX, EBITDAX or EBITDA in the same manner.  The following table presents a reconciliation of the Company’s net income (loss) to Adjusted EBITDAX.

	Three Months Ended			Six Months Ended
In thousands	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Net income (loss) (GAAP measure)	$146,692	$30,222	$(25,674)	$121,018	$69,800
Adjustments to reconcile to Adjusted EBITDAX
Interest expense	20,416	16,208	17,398	37,814	33,447
Income tax expense (benefit)	65,377	9,431	(10,759)	54,618	23,451
Depletion, depreciation, and amortization	58,264	52,944	57,297	115,561	105,395
Noncash fair value losses (gains) on commodity derivatives	(26,309)	41,429	91,583	65,274	56,897
Stock-based compensation	3,602	2,560	3,263	6,865	5,152
Gain on debt extinguishment	(100,346)	—	—	(100,346)	—
Noncash, non-recurring and other	1,417	226	4,786	6,203	1,016
Adjusted EBITDAX (non-GAAP measure)	$169,113	$153,020	$137,894	$307,007	$295,158

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Production (daily – net of royalties)
Oil (barrels)	58,034	60,109	57,414	57,726	59,236
Gas (mcf)	10,111	11,314	10,827	10,467	11,607
BOE (6:1)	59,719	61,994	59,218	59,470	61,171
Unit sales price (excluding derivative settlements)
Oil (per barrel)	$62.22	$68.24	$56.50	$59.39	$66.29
Gas (per mcf)	2.01	2.21	2.68	2.35	2.33
BOE (6:1)	60.80	66.57	55.27	58.06	64.63
Unit sales price (including derivative settlements)
Oil (per barrel)	$61.92	$58.23	$58.09	$60.03	$58.07
Gas (per mcf)	2.01	2.21	2.68	2.35	2.33
BOE (6:1)	60.52	56.86	56.81	58.68	56.67
NYMEX differentials
Gulf Coast region
Oil (per barrel)	$4.85	$1.12	$4.26	$4.55	$1.59
Gas (per mcf)	0.10	0.04	(0.10)	0.00	0.07
Rocky Mountain region
Oil (per barrel)	$(1.48)	$(0.84)	$(2.56)	$(1.97)	$(0.39)
Gas (per mcf)	(1.13)	(1.25)	(0.28)	(0.67)	(1.08)
Total company
Oil (per barrel)	$2.35	$0.39	$1.63	$2.01	$0.87
Gas (per mcf)	(0.50)	(0.62)	(0.20)	(0.34)	(0.51)

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Average Daily Volumes (BOE/d) (6:1)	2019	2018	2019	2019	2018
Tertiary oil production
Gulf Coast region
Delhi	4,486	4,391	4,474	4,480	4,281
Hastings	5,466	5,716	5,539	5,502	5,710
Heidelberg	4,082	4,330	3,987	4,035	4,387
Oyster Bayou	4,394	4,961	4,740	4,566	5,008
Tinsley	4,891	5,755	4,659	4,776	5,903
West Yellow Creek	586	142	436	511	100
Mature properties(1)	6,448	6,725	6,479	6,464	6,725
Total Gulf Coast region	30,353	32,020	30,314	30,334	32,114
Rocky Mountain region
Bell Creek	5,951	4,010	4,650	5,304	4,030
Salt Creek	2,078	2,049	2,057	2,067	2,026
Other	41	—	52	46	—
Total Rocky Mountain region	8,070	6,059	6,759	7,417	6,056
Total tertiary oil production	38,423	38,079	37,073	37,751	38,170
Non-tertiary oil and gas production
Gulf Coast region
Mississippi	1,025	901	1,034	1,030	888
Texas	4,243	4,947	4,345	4,294	4,668
Other	6	—	10	8	21
Total Gulf Coast region	5,274	5,848	5,389	5,332	5,577
Rocky Mountain region
Cedar Creek Anticline	14,311	15,742	14,987	14,647	15,093
Other	1,305	1,490	1,313	1,309	1,488
Total Rocky Mountain region	15,616	17,232	16,300	15,956	16,581
Total non-tertiary production	20,890	23,080	21,689	21,288	22,158
Total continuing production	59,313	61,159	58,762	59,039	60,328
Property sales
Citronelle(2)	406	388	456	431	388
Lockhart Crossing(3)	—	447	—	—	455
Total production	59,719	61,994	59,218	59,470	61,171

(1)	Mature properties include Brookhaven, Cranfield, Eucutta, Little Creek, Mallalieu, Martinville, McComb and Soso fields.

(2)	Includes production from Citronelle Field sold in July 2019.

(3)	Includes production from Lockhart Crossing Field sold in the third quarter of 2018.

DENBURY RESOURCES INC.
PER-BOE DATA (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Oil and natural gas revenues	$60.80	$66.57	$55.27	$58.06	$64.63
Receipt (payment) on settlements of commodity derivatives	(0.28)	(9.71)	1.54	0.62	(7.96)
Lease operating expenses	(21.70)	(21.34)	(23.53)	(22.61)	(21.56)
Production and ad valorem taxes	(4.33)	(4.50)	(4.13)	(4.23)	(4.55)
Transportation and marketing expenses	(2.07)	(1.78)	(2.02)	(2.04)	(1.86)
Production netback	32.42	29.24	27.13	29.80	28.70
CO2 sales, net of operating and exploration expenses	1.36	1.10	1.51	1.43	1.20
General and administrative expenses	(3.22)	(3.44)	(3.55)	(3.38)	(3.58)
Interest expense, net	(3.76)	(2.87)	(3.26)	(3.51)	(3.02)
Other	(0.19)	(0.24)	0.53	0.17	0.15
Changes in assets and liabilities relating to operations	0.74	3.51	(10.28)	(4.72)	(1.27)
Cash flows from operations	27.35	27.30	12.08	19.79	22.18
DD&A	(10.72)	(9.38)	(10.75)	(10.74)	(9.52)
Deferred income taxes	(11.41)	(1.81)	1.78	(4.88)	(2.28)
Gain on debt extinguishment	18.46	—	—	9.32	—
Noncash fair value gains (losses) on commodity derivatives	4.84	(7.34)	(17.18)	(6.07)	(5.14)
Other noncash items	(1.53)	(3.41)	9.25	3.82	1.06
Net income (loss)	$26.99	$5.36	$(4.82)	$11.24	$6.30

CAPITAL EXPENDITURE SUMMARY (UNAUDITED)(1)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
In thousands	2019	2018	2019	2019	2018
Capital expenditure summary
Tertiary oil fields	$28,758	$45,813	$26,028	$54,786	$64,086
Non-tertiary fields	14,880	17,817	21,674	36,554	32,739
Capitalized internal costs(2)	12,324	8,662	11,890	24,214	22,747
Oil and natural gas capital expenditures	55,962	72,292	59,592	115,554	119,572
CO2 pipelines, sources and other	20,894	9,301	1,571	22,465	9,648
Capital expenditures, before acquisitions and capitalized interest	76,856	81,593	61,163	138,019	129,220
Acquisitions of oil and natural gas properties	68	(14)	29	97	21
Capital expenditures, before capitalized interest	76,924	81,579	61,192	138,116	129,241
Capitalized interest	8,238	8,851	10,534	18,772	17,303
Capital expenditures, total	$85,162	$90,430	$71,726	$156,888	$146,544

(1)	Capital expenditure amounts include accrued capital.

(2)	Includes capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs.

DENBURY RESOURCES INC.
INTEREST AND FINANCING EXPENSES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
In thousands	2019	2018	2019	2019	2018
Cash interest(1)	$48,371	$45,542	$47,948	$96,319	$92,145
Interest not reflected as expense for financial reporting purposes(1)	(21,355)	(21,614)	(21,279)	(42,634)	(43,663)
Noncash interest expense	1,194	1,131	1,263	2,457	2,268
Amortization of debt discount(2)	444	—	—	444	—
Less: capitalized interest	(8,238)	(8,851)	(10,534)	(18,772)	(17,303)
Interest expense, net	$20,416	$16,208	$17,398	$37,814	$33,447

(1)
Cash interest includes interest which is paid semiannually on the Company’s 9% Senior Secured Second Lien Notes due 2021, 9¼% Senior Secured Second Lien Notes due 2022, and the Company’s previously outstanding 5% Convertible Senior Notes due 2023 and 3½% Convertible Senior Notes due 2024. As a result of the accounting for certain exchange transactions in previous years, most of the future interest related to these notes was recorded as debt as of the debt issuance dates, which is reduced as semiannual interest payments are made, and therefore not reflected as interest for financial reporting purposes.

(2)
Represents the amortization of debt discounts related to the Company’s 7¾% Senior Secured Notes and 2024 Convertible Senior Notes issued in June 2019. In accordance with FASC 470-50, Modifications and Extinguishments, the 7¾% Senior Secured Notes and new 2024 Convertible Senior Notes were recorded on the Company’s balance sheet at a discount of $30 million and $80 million, respectively, which will be amortized as interest expense over the term of the notes.

SELECTED BALANCE SHEET DATA (UNAUDITED)

	June 30,	December 31,
In thousands	2019	2018
Cash and cash equivalents	$341	$38,560
Total assets	4,732,034	4,723,222

Borrowings under senior secured bank credit facility	$80,000	$—
Borrowings under senior secured second lien notes (principal only)(1)	1,623,251	1,520,587
Borrowings under senior convertible notes (principal only)(2)	245,548	—
Borrowings under senior subordinated notes (principal only)	357,783	826,185
Financing and capital leases	174,310	185,435
Total debt (principal only)	$2,480,892	$2,532,207

Total stockholders’ equity	$1,270,676	$1,141,777

(1)
Excludes $208 million and $250 million of future interest payable on the notes as of June 30, 2019 and December 31, 2018 accounted for as debt for financial reporting purposes and also excludes a $29 million discount to par on the 7¾% Senior Secured Notes as of June 30, 2019.

(2)	Excludes an $80 million discount to par on the 2024 Convertible Senior Notes as of June 30, 2019.